UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Stratus Properties Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of Annual Meeting of Stockholders

May 23, 2013

April 19, 2013

Date:	Thursday, May 23, 2013

Time:	9:30 a.m., Central Time

Place:	W Austin
200 Lavaca Street
Austin, Texas 78701

Purpose:	• To elect two Class III director nominees;

• To approve, on an advisory basis, the compensation of our named executive officers;

• To approve, on an advisory basis, the frequency of an advisory vote on the compensation of our named executive officers;

• To ratify the appointment of our independent registered public accounting firm;

• To adopt the 2013 Stock Incentive Plan; and

• To transact such other business as may properly come before the annual meeting.

Record Date:	Close of business on April 12, 2013

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You may submit your proxy and voting instructions via the internet or you may complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated.

By Order of the Board of Directors.

KENNETH N. JONES
General Counsel & Secretary

Information about Attending the Annual Meeting

Only stockholders of record on the record date of April 12, 2013 are entitled to notice of and to attend or vote at the annual meeting. If you plan to attend the annual meeting in person, please bring the following:

1.  Proper identification.

2.  Acceptable Proof of Ownership if your shares are held in “street name.”

Street name means your shares of Stratus Properties Inc. common stock are held of record by a bank, broker, trustee or other nominee.

Acceptable Proof of Ownership is either (a) a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Stratus Properties Inc. common stock on the record date or (b) an account statement showing that you beneficially owned shares of Stratus Properties Inc. common stock on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013.

This proxy statement and the 2012 Annual Report are available at

http://www.edocumentview.com/STRS.

Stratus Properties Inc.

212 Lavaca Street, Suite 300

Austin, Texas 78701

The 2012 annual report to stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 19, 2013.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2013 annual meeting of stockholders because you owned shares of our common stock at the close of business on April 12, 2013, the record date for the annual meeting, and are therefore entitled to vote at the annual meeting. This proxy statement, along with a proxy card or voting instruction form and the 2012 annual report, is being mailed to stockholders on or about April 19, 2013. We have made the proxy statement and 2012 annual report available to you on the internet and we have delivered printed materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares of our common stock.

When and where will the annual meeting be held?

The annual meeting will be held at 9:30 a.m., Central Time, on Thursday, May 23, 2013, at the W Austin located at 200 Lavaca Street, Austin, Texas 78701. You can obtain directions to the W Austin online at the hotel’s website at http://www.starwoodhotels.com/whotels/property/area/directions.html?propertyID=3224.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2013 annual meeting of stockholders, whether or not you attend in person. By completing, signing, dating and returning the proxy card or voting instruction card, or by submitting your proxy and voting instructions via the internet, you are authorizing the proxy holders to vote your shares of our common stock at the annual meeting as you have instructed.

On what matters will I be voting? How does the board recommend that I cast my vote?

At the annual meeting, you will be asked to elect our two Class III director nominees; approve, on an advisory basis, the compensation of our named executive officers; approve, on an advisory basis, the frequency of an advisory vote on the compensation of our named executive officers; ratify the appointment of our independent registered public accounting firm; adopt the 2013 Stock Incentive Plan; and consider any other matter that properly comes before the annual meeting.

Our board of directors unanimously recommends that you vote:

•	FOR the election of the two Class III director nominees;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	In favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	FOR the adoption of the 2013 Stock Incentive Plan.

We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. By completing, signing, dating and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the annual meeting, and they intend to vote on any such other matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on April 12, 2013, the record date.

How many shares are eligible to be voted?

As of the record date, we had 8,119,785 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the annual meeting?

Under Delaware law and our by-laws, the presence in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, votes of stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

How do I vote?

Stockholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your proxy and voting instructions via the internet or by mail as further described below. Your voting instructions authorize each of William H. Armstrong III and Kenneth N. Jones, as your proxies, each with the power to appoint his substitute, to represent and vote your shares as you directed.

•	Submit Your Proxy and Voting Instructions via the Internet — http://www.ivselection.com/stratus13

•	Use the internet to transmit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m. (Central Time) on May 22, 2013.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Submit Your Proxy and Voting Instructions by Mail

•	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

The proxies will vote your shares of our common stock at the annual meeting as instructed by the latest dated proxy received from you, whether via the internet or by mail. If you submit your proxy and voting instructions via the internet, please do not mail your proxy card. You may also vote in person at the annual meeting.

Beneficial Owners

If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the internet or by telephone if the bank, broker, trustee or other nominee offers these options or by signing and returning a voting instruction card. Your bank, broker, trustee or other nominee will send you instructions for submitting your voting instructions for your shares of our common stock. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a proxy or voting instruction card, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you do not submit voting instructions on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which your holder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, the proposal relating to the ratification of the appointment of our independent registered public accounting firm is a discretionary proposal and all other proposals are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification of the appointment of our independent registered public accounting firm. Whereas, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to the election of directors, the compensation of our named executive officers, the frequency of future advisory votes on the compensation of our named executive officers and the adoption of the 2013 Stock Incentive Plan. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the annual meeting; however, such shares will be considered present at the annual meeting for purposes of determining the existence of a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of two Class III director nominees	For or withhold on each nominee	Plurality of shares voted	N/A	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	No effect

No. 3: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers	Stockholders may select whether such votes should occur every year, every two years or every three years, or stockholders may abstain from voting	Plurality of shares voted	No effect	No effect

No. 4: Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	N/A

No. 5: Adoption of the 2013 Stock Incentive Plan	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	No effect

In contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our directors are elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our certificate of incorporation or our by-laws. With respect to Proposal No. 3, although the vote is non-binding, our board of directors will consider the stockholders to have “approved” the frequency selected by a plurality of the votes cast; that is, the frequency receiving the highest number of affirmative votes.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock if you provide notice in writing to our corporate secretary before the annual meeting, if you timely provide to us another proxy with a later date or if you vote in person at the annual meeting or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the annual meeting. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, for an estimated fee of $6,750, plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the annual meeting. We and our proxy solicitor will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse such holders of record for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the annual meeting. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote such shares in his discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares of our common stock.

2014 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701 by December 20, 2013.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 23, 2014, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary as provided above, or access our by-laws on our web site at www.stratusproperties.com under Investor Relations — Corporate Governance Documents. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at our 2014 annual meeting.

Corporate Governance

Board and Committee Meeting Attendance

Our board of directors held six meetings during 2012. During 2012, each of our directors participated in 100% of the total number of our board meetings and the total number of meetings held by each committee of our board on which such director served during the periods of such director’s board membership and committee service. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Armstrong attended the 2012 annual meeting of stockholders.

Board Composition and Leadership Structure

As of the date of this proxy statement, our board of directors consists of five members, four of which have been determined by our board to be independent as discussed below, and has primary responsibility for directing the management of our business and affairs. Mr. Armstrong, the chairman of our board of directors, is not considered an independent director because he is a member of our management team and receives compensation for his services to the company.

Our board of directors believes that Mr. Armstrong’s service as both chairman of our board and chief executive officer is in the best interest of the company and its stockholders. With over 20 years of leadership experience with the company, Mr. Armstrong possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses and is thus best positioned to develop agendas that ensure that our board’s time and attention are focused on the most critical challenges and opportunities facing the company. His combined role enables decisive leadership, ensures clear accountability, and enhances the company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and customers, particularly during times of uncertain economic and industry conditions.

Each of the directors other than Mr. Armstrong is independent and our board believes that the independent directors provide effective oversight of management. On March 26, 2013, after considering the appropriate leadership structure for our board of directors, our board established the position of lead independent director and appointed Mr. Madden to serve as lead independent director for a term of three years beginning on April 1, 2013. The lead independent director may be removed or replaced at any time with or without cause by a majority vote of our independent directors. In addition, our three standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full board or management.

Board Committees

To provide for effective direction and management of our business, our board has established an audit committee, a compensation committee (formerly called the corporate personnel committee) and a nominating and corporate governance committee, which we established effective April 1, 2013. Each of the audit, compensation and nominating and corporate governance committees are composed entirely of independent directors. Each committee operates under a written charter adopted by our board. All of the committee charters are available on our web site at www.stratusproperties.com under Investor Relations – Corporate Governance Documents and are available in print upon request. The current members and primary functions of each board committee are described below.

Audit Committee Members	Functions of the Audit Committee	Meetings in 2012

Michael D. Madden, Chairman William H. Lenehan IV James C. Leslie Charles W. Porter	• please refer to “Audit Committee Report” included in this proxy statement	4

Compensation Committee Members	Functions of the Compensation Committee	Meetings in 2012

James C. Leslie, Chairman Michael D. Madden	• determines the compensation of our executive officers • administers our cash-based and equity-based incentive compensation plans • oversees our assessment of whether our compensation policies and practices are likely to expose the company to material risks • please refer to “Compensation Committee Procedures” included in this proxy statement for more information	1

Nominating and Corporate Governance Committee Members	Functions of the Nominating and Corporate Governance Committee	Meetings in 2012

William H. Lenehan IV, Chairman Charles W. Porter

• identifies individuals qualified to serve as directors and recommends to our board director nominees for election at our next annual meeting of stockholders consistent with criteria approved by our board

• monitors the composition of our board and its committees

• maintains our corporate governance guidelines and recommends to our board any desirable changes

• evaluates the effectiveness of our board, its committees and management

• oversees the form and amount of director compensation

• addresses any related matters required by the federal securities laws

		N/A	*

*	Our board formed the nominating and corporate governance committee effective April 1, 2013.

Compensation Committee Procedures

The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to one of our executive officers. In addition, the committee also periodically evaluates the performance of our executive officers.

If equity awards are granted in a given year, the committee’s practice since 2009 has been to grant such awards at its first meeting of the year (which was held in February for 2013). The committee has a written policy stating that it will approve all regular annual equity awards at one of its meetings in December or during the first quarter of the following year, and that to the extent the committee approves any awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in our securities.

The terms of our stock incentive plans permit the committee to delegate to one or more officers of the company its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934. Our current equity grant policy provides that the chairman of our board has authority to grant or modify awards to such employees, subject to the following conditions:

•	no grant may relate to more than 3,000 shares of our common stock;

•	such grants must be made during an open window period and must be approved in writing by such officer, the grant date being the date of such written approval;

•	the exercise price of any options granted may not be less than the fair market value of our common stock on the grant date; and

•	the officer must report any such grants to the committee at its next meeting.

Corporate Governance Guidelines; Ethics and Business Conduct Policy

Our corporate governance guidelines and our ethics and business conduct policy are available at www.stratusproperties.com under Investor Relations–Corporate Governance Documents and –Policies, respectively. Both are available in print upon request. Amendments to or waivers of our ethics and business conduct policy granted to any of our directors or executive officers will be published promptly on our web site.

Board’s Role in Oversight of Risk Management

Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company.

Our board believes that full and open communication between senior management and our board is essential to effective risk oversight. Our chairman and chief executive officer meets regularly with management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they conduct presentations to our board on various strategic matters involving our operations and are available to address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the company, and in doing so considers the potential rewards and risks of the company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While our board is ultimately responsible for risk oversight at the company, its audit committee assists our board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm the company’s major financial risk exposures and the measures management has taken to monitor, control and minimize such risks, including the company’s risk assessment and risk management policies. The audit committee assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s systems of financial reporting, internal controls and legal and regulatory compliance. Our internal auditor and independent registered public accounting firm meet regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. As part of its responsibilities as set forth in its charter, the compensation committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks and in consultation with management, is responsible for overseeing the company’s compliance with regulations governing executive compensation. The nominating and corporate governance committee will assist our board in fulfilling its oversight responsibilities with respect to the management of risks associated with our board leadership structure and corporate governance matters.

Board and Committee Independence

On the basis of information solicited from each director our board of directors has determined that each of Messrs. Lenehan, Leslie, Madden and Porter has no material relationship with the company and is independent as defined in the listing standards of the Nasdaq Stock Market, LLC (“NASDAQ”) director independence standards, as currently in effect. In making this determination, our board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, our board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. For 2014, the nominating and corporate governance committee will recommend for the approval of the board which directors should be considered independent.

Our board of directors also has determined that each of the members of the audit, compensation and nominating and corporate governance committees has no material relationship with the company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit and compensation committees) set forth in the applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules. In addition, our board of directors has determined that each member of the audit committee, Messrs. Madden, Lenehan, Leslie and Porter, qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Director Stock Ownership Guidelines

On March 26, 2013, our board of directors adopted stock ownership guidelines applicable to our directors. The guidelines are administered by the nominating and corporate governance committee. Under the guidelines, each non-employee director is encouraged to maintain ownership of company stock valued at three times his or her annual retainer, determined by reference to the three-year trailing average monthly stock price. Shares of common stock currently owned by the directors are counted for purposes of the stock ownership guidelines, as are shares issuable upon the vesting of outstanding restricted stock units (“RSUs”) and shares held in certain trusts. Each director has five years to reach the target ownership level. Messrs. Madden and Leslie currently exceed their target ownership levels.

Consideration of Director Nominees

In evaluating nominees for membership on our board of directors, the nominating and corporate governance committee will apply the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the nominating and corporate governance committee will take into account many factors, including personal and professional integrity, general understanding of our industry, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of our board and with senior management. In selecting nominees, the nominating and corporate governance committee will seek to have a board of directors that represents a diverse range of perspective and experience relevant to the company. The nominating and corporate governance committee will also evaluate each individual in the context of our board as a whole, with the objective of selecting nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her experience in these various areas. In determining whether to nominate a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of our board.

The nominating and corporate governance committee will regularly assess whether the size of our board is appropriate, and whether any vacancies on our board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee will consider various potential candidates, who may come to the nominating and corporate governance committee’s attention through professional search firms, stockholders or other persons. Each candidate brought to the attention of the nominating and corporate governance committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

On March 15, 2012, we entered into a Stock Purchase Agreement with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which we sold to MHLLC shares of our common stock representing 7.7% of our outstanding shares. In connection with the issuance and sale of the shares of our common stock, we entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, the size of our board of directors was increased from four to five members and MHLLC was granted the right to designate one individual to serve on our board of directors as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our common stock. On March 15, 2012, Charles W. Porter was appointed to our board as the designated director of MHLLC pursuant to the Investor Rights Agreement.

On January 11, 2012, Carl E. Berg, a stockholder who reported owning approximately 18.9% of our outstanding common stock, filed a Schedule 13D, as amended on January 12, 2012, stating his intention to nominate William H. Lenehan IV for election to our board of directors at the company’s 2012 annual meeting. After discussions with Mr. Berg and meetings with Mr. Lenehan and considering Mr. Lenehan’s qualifications, skills and attributes, our board nominated Mr. Lenehan at the 2012 annual meeting to serve as a Class II director for a three-year term. For additional information regarding the current ownership of Mr. Berg, see the section titled “Stock Ownership of Certain Beneficial Owners.”

As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the nominating and corporate governance committee by submitting the names and supporting information to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder; (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director, taking into account the criteria identified in our corporate governance guidelines; (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder; and (d) a letter signed by the candidate stating his or her willingness to serve.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 23, 2014. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2014 annual meeting or 10 days following the public announcement of the date of the 2014 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-management directors as a group, by writing to the director or directors at the following address: Stratus Properties Inc., Attn: Board of Directors or the name of the individual director or directors, 212 Lavaca Street, Suite 300, Austin, Texas 78701. We will forward the communication to the appropriate director or directors for response.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required by the company to be an effective member of our board. For 2012, the form and amount of director compensation was reviewed by the full board, which includes Mr. Armstrong, our president and chief executive officer, but going forward the nominating and corporate governance committee will review the form and amount of director compensation, which makes recommendations to the full board.

Cash Compensation

Each non-employee director receives an annual fee consisting of (1) $25,000 for serving on our board, (2) $1,000 for serving on each committee (including the chairman of the committee), (3) $7,000 for serving as chairman of the audit committee, (4) $5,000 for serving as chairman of the compensation committee, (5) $5,000 for serving as chairman of the nominating and corporate governance committee and (6) $12,500 for serving as lead independent director. In addition, each director and committee member receives $1,500 for attendance at each board and committee meeting, as well as reasonable out-of-pocket expenses incurred in attending such meetings, or $1,000 for participation in each board and committee meeting by telephone conference.

Equity-Based Compensation

Each non-employee director also receives equity-based compensation under our stock incentive plans, which were approved by our stockholders. Prior to 2012, we granted stock options to our non-employee directors annually. Beginning in 2012, we revised the equity-based component of compensation for our non-employee directors and began making annual grants of restricted stock units (“RSUs”). On September 1, 2012, each non-employee director was granted 2,000 RSUs. The RSUs vest ratably over the first four anniversaries of the grant date. Each RSU entitles the director to receive one share of our common stock upon vesting.

2012 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2012. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value, and does not necessarily equate to the income that will ultimately be realized by the director for these stock awards. Mr. Armstrong’s compensation, which includes the attendance and participation fees he received as a director, is reflected in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

2012 Director Compensation

Name of Director	Fees Earned or Paid in Cash	Stock Awards (1)	Total
William H. Lenehan IV	$30,500	$18,160	$48,660
James C. Leslie	46,000	18,160	64,160
Michael D. Madden	46,000	18,160	64,160
Charles W. Porter	34,000	18,160	52,160
Bruce G. Garrison (2)	19,500	—	19,500

(1)	Amounts reflect the aggregate grant date fair value of the RSUs. RSUs are valued on the date of grant at the closing sale price per share of our common stock. On September 1, 2012, each non-employee director was granted 2,000 RSUs. The grant of 2,000 RSUs had a grant date fair value of $9.08 per unit. As of December 31, 2012, each non-employee director had 2,000 RSUs outstanding.

(2)	Reflects fees paid to Mr. Garrison for his service as a director during 2012, which includes a pro rata portion of his annual retainer fee and meeting fees for all meetings attended, or in which he participated, prior to the end of his term. As previously disclosed, Mr. Garrison did not stand for re-election at the 2012 annual meeting of stockholders.

Proposal No. 1: Election of Directors

In accordance with our by-laws, our board of directors has fixed the current number of directors at five. On March 15, 2012, our board of directors approved an increase in the size of our board from four to five members and appointed Charles W. Porter to serve as a Class III director. The table below shows the current members of the different classes of our board and the expiration of their current terms.

Class	Expiration of Term	Current Class Members

Class I	2014 Annual Meeting of Stockholders	Michael D. Madden

Class II	2015 Annual Meeting of Stockholders	William H. Lenehan IV James C. Leslie

Class III	2013 Annual Meeting of Stockholders	William H. Armstrong III Charles W. Porter

Our board of directors has nominated William H. Armstrong III and Charles W. Porter to serve as Class III directors, each for a three-year term. The persons named as proxies in the enclosed proxy card intend to vote your proxy for the election of both of the Class III director nominees, unless otherwise directed. If, contrary to our present expectations, either of the nominees should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board of directors, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our by-laws, in contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our directors are elected by a plurality of shares voted. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR OUR TWO CLASS III DIRECTOR NOMINEES (MESSRS. ARMSTRONG AND PORTER).

Information About Nominees and Other Directors

The table below provides certain information as of April 12, 2013, with respect to the director nominees and each other director whose term will continue after the annual meeting. The biographies of each of the directors contain information regarding the person’s business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our board to determine that the person should be nominated to serve as a director for the company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Director Nominees

Name of Director Nominee	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
William H. Armstrong III	48

Chairman of the Board, Chief Executive Officer and President of the company from 1998 to present. President, Chief Operating Officer and Chief Financial Officer of the company from 1996 to 1998. Director of Moody National REIT I, Inc. Active member of Finance Committee of the U.S. Green Building Council, National Association of Real Estate Investment Trusts, the Urban Land Institute and the Real Estate Council of Austin. Holds B.A. in Economics from The University of Colorado.

Mr. Armstrong’s 27-year career in real estate and over 20 years of leadership experience with the company make him highly qualified to lead our board of directors. He has a comprehensive understanding of the company and its management, operations and financial requirements. Mr. Armstrong’s management experience and active involvement in various real estate industry organizations enable him to guide the company’s business strategy in an increasingly complex business environment.

			1998

Charles W. Porter	61

Advisor and Consultant to a private, closely-held family company from August 2008 to present. General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Worldwide, Inc., from 1989 to 2008. Holds a Certified Hotel Administrator certification from the American Hotel & Lodging Association Educational Institution.

Mr. Porter’s over 30 years of experience in the hospitality industry, as well as experience in conceptualizing and planning two residential single-family developments and a condominium tower through entitlements, financing, construction, documentation and sales, provide him with a wealth of knowledge regarding real estate operations and make him highly qualified to serve on our board of directors and as a member of each of our audit and nominating and corporate governance committees.

Mr. Porter was appointed to our board of directors in 2012, and is being nominated for election at the 2013 annual meeting, as the Moffett Holdings, L.L.C. designated director pursuant to the Investor Rights Agreement. See “Corporate Governance – Consideration of Director Nominees” for additional information.

			2012

Continuing Directors
Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
William H. Lenehan IV	36

Independent real estate industry consultant. Special advisor to the board of directors of Evoq Properties, Inc., the owner of a substantial portfolio of development assets in downtown Los Angeles, California, from June 2012 to present. Interim Chief Executive Officer of MI Developments, Inc. from June to December 2011 during its restructuring. Investment professional at Farallon Capital Management, L.L.C. in the real estate group from August 2001 to February 2011. Holds B.A. in Economics and Classics from Claremont McKenna College. Current director of Gramercy Capital Corp. Former director of MI Developments, Inc.

Mr. Lenehan’s experience as a private equity investor in the real estate sector, as well as his membership on the board of directors of other public companies, makes him qualified to serve as a member of our board of directors and our audit committee and to lead our nominating and corporate governance committee.

Mr. Lenehan was nominated at the 2012 annual meeting pursuant to a nomination request by, and discussions with, one of our stockholders, Mr. Berg. See “Corporate Governance – Consideration of Director Nominees” for additional information.

			2012

James C. Leslie	57

Private investor and President of Leslie Enterprises, L.P. from 2001 to present. Chairman of the Board of Ascendant Solutions, Inc. Director, President and Chief Operating Officer of The Staubach Company, a commercial real estate services firm, from 1996 to 2001. President of Staubach Financial Services from 1992 to 1996. Chief Financial Officer of The Staubach Company from 1982 to 1992. Holds M.B.A. in Accounting and Finance from University of Michigan and B.S. in Mathematics from University of Nebraska.

Mr. Leslie’s over 30 years of leadership in the real estate industry makes him highly qualified to serve as a member of our board of directors and each of our audit and compensation committees. His extensive management experience acquired as president and chief operating officer of a commercial real estate services firm provide him with the knowledge to deal with financial, accounting, regulatory and administrative matters, particularly in the real estate industry. In addition, his experience positions Mr. Leslie well to lead our compensation committee.

			1996

Continuing Directors
Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
Michael D. Madden	64

Managing Partner of BlackEagle Partners LLC (formerly Centurion Capital Partners LLC) from April 2005 to present. Chairman of the Board of Hanover Capital L.L.C., investment bankers, from 1995 to present. Partner of Questor Management Co., merchant bankers, from 1999 to 2005. Vice Chairman of Paine Webber Inc. from 1994 to 1995. Executive Vice President, Chief Origination Officer during 1994 and Executive Managing Director and Head of Global Business Development from 1993 to 1994 of Kidder Peabody & Co., Inc. Holds M.B.A. in Finance from University of Pennsylvania, Wharton School of Business and B.A. in Economics from LeMoyne College.

Mr. Madden’s management experience, career in investment banking and educational background provide him with the skills necessary to serve as our lead independent director and on our compensation committee and to lead our audit committee. With his background and experience, Mr. Madden is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and lead our audit committee.

			1992

Stock Ownership of Directors, Director Nominees and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.

The table below shows the amount of our common stock beneficially owned as of the record date, April 12, 2013, by each of our directors, director nominees and our chief executive officer and our chief financial officer (such officers collectively being our named executive officers). Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Options	Number of Shares Subject to Exercisable Options (1)	Total Number of Shares Beneficially Owned (2)	Percent of Class (3)

William H. Armstrong III (4)	392,376	17,500	409,876	5.0%

Erin D. Pickens	6,540	—	6,540	*

William H. Lenehan IV	2,000	—	2,000	*

James C. Leslie	22,000	18,750	40,750	*

Michael D. Madden	8,500	18,750	27,250	*

Charles W. Porter	—	—	—	—

All current directors and executive officers as a group (6 persons)	431,416	55,000	486,416	6.0%

*	Ownership is less than one percent.

(1)	Number of shares subject to exercisable options reflects our common stock that could be acquired within sixty days of the record date, April 12, 2013, upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Each beneficial owner holds the following unvested RSUs, which are not included in the table above.

Name of Beneficial Owner	Number of RSUs
William H. Armstrong III	66,875
Erin D. Pickens	15,125
William H. Lenehan IV	2,000
James C. Leslie	2,000
Michael D. Madden	2,000
Charles W. Porter	2,000

(3)	Based on 8,119,785 shares of our common stock outstanding as of April 12, 2013.

(4)	Includes 3,250 shares held in his individual retirement account. Mr. Armstrong has pledged 363,489 shares of our common stock to secure a line of credit. Mr. Armstrong’s address is 212 Lavaca Street, Suite 300, Austin, TX 78701.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, the table below shows the beneficial owners of more than five percent of our outstanding common stock other than Mr. Armstrong, whose beneficial ownership is reflected in the table in the section above titled “Stock Ownership of Directors, Director Nominees and Executive Officers.” Unless otherwise indicated, all information is presented as of December 31, 2012, and all shares beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)

Carl E. Berg (2) 10050 Bandley Drive Cupertino, California 95014	1,405,000	17.3%

Dimensional Fund Advisors LP (3) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	546,125	6.7%

Ingalls & Snyder LLC (4) 61 Broadway New York, New York 10006	1,285,069	15.8%

Moffett Holdings, L.L.C. (5) 1615 Poydras Street, Suite 2279 New Orleans, Louisiana 70112	625,000	7.7%

(1)	Based on 8,119,785 shares of our common stock outstanding as of April 12, 2013.

(2)	Based on a Schedule 13D filed with the SEC on January 11, 2012, as amended on January 12, 2012.

(3)

Based on an amended Schedule 13G filed with the SEC on February 11, 2013. Dimensional Fund Advisors LP, a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain of the Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the shares of the company’s common stock reported, but may be deemed to be the beneficial owner of the shares of the company’s common stock. However, all shares of the company’s common stock reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of the company’s common stock. Dimensional has sole voting power over 542,225 shares and sole investment power over 546,125 shares.

(4)	Based on an amended Schedule 13G filed with the SEC on January 28, 2013. Ingalls & Snyder LLC is a registered broker dealer and a registered investment advisor. Amounts reported include shares owned by clients of Ingalls & Snyder in accounts managed under investment advisory contracts. Ingalls & Snyder has no voting power but shares investment power over all of the shares of the company’s common stock reported.

(5)	Based on a Schedule 13D filed with the SEC on March 23, 2012, jointly by Moffett Holdings, L.L.C. (“MHLLC”) and James R. Moffett. MHLLC and Mr. Moffett share voting and investment power over all of the shares of the company’s common stock reported.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2012, and written representations from certain reporting persons that no Forms 5 were required, we believe that all required reports were timely filed.

Executive Officer Compensation

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2012 and 2011. Mr. Armstrong and Ms. Pickens were the only executive officers whom we employed during the fiscal years ended December 31, 2012 and 2011.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total

William H. Armstrong III Chairman of the Board, President & Chief Executive Officer	2012 2011	$400,000 400,000	$600,000 400,000	$218,750 298,800	$67,907 52,924	$1,286,657 1,151,724

Erin D. Pickens Senior Vice President & Chief Financial Officer	2012 2011	235,000 235,000	100,000 75,000	43,750 69,720	51,019 45,441	429,769 425,161

(1)	On March 15, 2012, our compensation committee awarded 25,000 restricted stock units to Mr. Armstrong and 5,000 restricted stock units to Ms. Pickens. The restricted stock units will ratably convert into shares of our common stock over a four-year period beginning on March 15, 2013, or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a change of control of the company. The restricted stock units are valued on the date of grant at the closing sale price per share of our common stock.

(2)	The amounts reported in the “All Other Compensation” column for 2012 reflect, for each named executive officer as applicable, the sum of the incremental cost to the company of all perquisites and other personal benefits and additional all other compensation required by SEC rules to be separately quantified, including (a) amounts contributed by the company to defined contribution plans, (b) the dollar value of life insurance premiums paid by the company, (c) director fees and (d) tax gross ups relating to automobile leases. The perquisites and other personal benefits reported include payments for automobile leases.

	Perquisites and Other Personal Benefits	Additional All Other Compensation
Name	Automobile Lease	Plan Contributions	Life Insurance Premiums	Tax Gross Up (Relating to Automobile Lease)	Director Fees
Mr. Armstrong	$15,367	$33,000	$2,727	$8,813	$8,000
Ms. Pickens	10,024	33,000	2,727	5,268	—

Outstanding Equity Awards as of December 31, 2012

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
William H. Armstrong III	17,500	—	$16.015	12/30/2014	60,500	$514,855
Erin D. Pickens	—	—	—	—	12,000	$102,120

(1)	The stock options were granted on December 30, 2004, and became exercisable in 25 percent annual increments on each of the first four anniversaries of the date of grant and have a term of 10 years.

(2)	The exercise price of each outstanding stock option reflected in this table was determined by reference to (1) the average of the high and low quoted per share sale price on the grant date, or if there are no reported sales on such date, on the last preceding date on which any reported sale occurred or (2) such greater price as determined by the compensation committee. In March 2007, the compensation committee (formerly the corporate personnel committee) revised its policies going forward to provide that for purposes of our stock incentive plans, the fair market value of our common stock will be determined by reference to the closing sale price on the grant date.

(3)	Unless the award is forfeited or vesting is accelerated because of a termination of employment or change in control as described below under “Potential Payments upon Termination or Change in Control,” the restricted stock units held by the named executive officers will vest and be paid out in an equivalent number of shares of our common stock as follows:

Name	RSUs	Vesting Date

Mr. Armstrong	6,750 7,500 3,125 6,250 7,500 3,125 6,250 7,500 6,250 6,250	02/09/13 02/15/13 02/26/13 03/15/13 02/15/14 02/26/14 03/15/14 02/15/15 03/15/15 03/15/16

Ms. Pickens	1,750 875 1,250 1,750 875 1,250 1,750 1,250 1,250	02/15/13 02/26/13 03/15/13 02/15/14 02/26/14 03/15/14 02/15/15 03/15/15 03/15/16

(4)	The market value of the unvested restricted stock units reflected in this table was based on the $8.51 closing market price per share of our common stock on December 31, 2012.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of our stock incentive plans and the agreements thereunder, a termination of employment under certain circumstances and a change of control will result in the vesting of outstanding stock options and restricted stock units, as described below.

Stock Options. Upon termination of employment as a result of death, disability or retirement, the portion of any outstanding stock options that would have become exercisable within one year of such termination of employment will vest. In addition, upon a change of control of the company, all unvested stock options will vest.

Restricted Stock Units. Upon (1) termination of employment as a result of death, disability or retirement, or termination of employment by the company without cause at the discretion of the compensation committee, or (2) a change of control of the company, the executives’ outstanding restricted stock units will vest.

Change of Control Agreements. On March 9, 2010, we entered into change of control agreements with Mr. Armstrong and Ms. Pickens that expired on March 31, 2013. We entered into new change of control agreements with Mr. Armstrong and Ms. Pickens effective April 1, 2013, each with terms substantially similar to the officer’s expired agreement. The new agreements will expire on March 31, 2016. The agreements with Mr. Armstrong and Ms. Pickens entitle each executive to receive additional benefits in the event of the termination of his or her employment under certain circumstances following a change of control. Each agreement provides that if, during the three-year period following a change of control, the company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•

a lump-sum cash payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the executive during the three fiscal years immediately preceding the termination date; or, in Ms. Pickens’ case, if such three-year period includes fiscal year 2009, the bonus amount for fiscal year 2009 shall be annualized; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

The benefits provided under the agreements are in addition to the value of equity awards that may accelerate in connection with a change of control and any other incentive or similar plan adopted by us. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2012 termination date, and where applicable, using the closing price of our common stock of $8.51 (as reported on NASDAQ on December 31, 2012). The table does not include amounts that may be payable under our 401(k) plan.

Name	Lump Sum Severance Payment	Options (Unvested and Accelerated) (1)	Restricted Stock Units (Unvested and Accelerated) (2)	Health Benefits	Total

William H. Armstrong III

• Retirement, Death, Disability	N/A	N/A	$514,855	N/A	$514,855

• Termination after Change of Control (3)	$2,691,000	N/A	514,855	$24,011	3,229,866

Erin D. Pickens

• Retirement, Death, Disability	N/A	N/A	102,120	N/A	102,120

• Termination after Change of Control (3)	1,051,483	N/A	102,120	18,054	1,171,657

(1)	None of the named executive officers held any unexercisable options as of December 31, 2012.

(2)	The value of the restricted stock units that would have vested for each named executive officer is based on $8.51, the closing price of our common stock on December 31, 2012.

(3)	Pursuant to the terms of the executive’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

This year, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”), enacted in July 2010, requires for the first time that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables. Stockholders are asked to vote on the following resolution:

RESOLVED, That the stockholders of Stratus Properties Inc. (“the Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2012 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders.

Objectives of Our Compensation Program

Our executive compensation program is administered by the compensation committee, which determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. The objectives of our executive compensation program are to:

•	emphasize performance-based compensation that balances rewards for short-term and long-term results,

•	tie compensation to the interests of the company’s stockholders, and

•	provide a level of total compensation that will enable the company to attract and retain talented executive officers.

Compensation is intended to reward achievement of business performance goals and to recognize individual initiative and leadership.

Components of Executive Compensation

During 2012, we employed two executive officers, William H. Armstrong III and Erin D. Pickens. Our executive compensation program has traditionally included three components: base salary, annual incentive awards, and long-term incentive awards in the form of restricted stock units (“RSUs”).

Base Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the compensation committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level. Our goal is to allocate more compensation to the performance-dependent elements of the total compensation package, and we do not routinely provide base salary increases. Consequently, we have not increased the base salary of Mr. Armstrong since 2006 or Ms. Pickens since 2009, when she was appointed our chief financial officer.

Annual Incentive Awards

Annual cash incentives are a variable component of compensation designed to reward our executives for maximizing annual operating and financial performance. Our executive officers participate in our performance incentive awards program. Under the program, the annual award is established based on the participant’s level of responsibility after reviewing the company’s performance during the year and overall market conditions. We have a small group of executive officers, and the compensation committee’s decisions regarding annual awards reflect its views as to the broad scope of responsibilities of our executive officers and its subjective assessment of each executive’s significant impact on the company’s overall success.

Long-Term Incentive Awards

Several years ago, we began awarding long-term incentives in the form of RSUs to reinforce the relationship between compensation and increases in the market price of the company’s common stock and align each executive officer’s financial interests with those of the company’s stockholders. These long-term incentives are awarded annually at the same time as the annual incentive awards and are based upon the position of each participating officer and a subjective assessment of corporate and individual performance.

We encourage stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. Accordingly, on March 26, 2013, our board of directors adopted stock ownership guidelines applicable to our executive officers. The guidelines are administered by the compensation committee. Under the guidelines, Mr. Armstrong and Ms. Pickens are encouraged to maintain ownership of company stock valued at three times and one times, respectively, his or her base salary, determined by reference to the three-year trailing average monthly stock price. Shares of common stock currently owned by the executive officers are counted for purposes of the stock ownership guidelines, as are shares issuable upon the vesting of outstanding RSUs and shares held in certain trusts. Each executive officer has five years to reach the target ownership level. Mr. Armstrong currently exceeds his target ownership level.

Summary of 2012 Total Direct Compensation

Our compensation committee views each executive’s “total direct compensation” for a given year as the sum of the executive’s base salary, the annual incentive award for that year, and the value of long-term incentives granted in recognition of our performance for that year. In making its decisions regarding the appropriate levels of annual incentive and long-term incentive awards, our committee evaluates the impact of its decisions on the amount of total direct compensation. Our committee concluded that the award levels, the form of the awards and the resulting total direct compensation set forth below for the executive team were appropriate considering the company’s performance during 2012 as described below.

2012 Total Direct Compensation

Executive	Base Salary	Annual Incentive Awards	Long-Term Incentive Awards(1)	Total Incentive Compensation	Total Direct Compensation
William H. Armstrong III	$400,000	$600,000	$218,750	$818,750	$1,218,750
Erin D. Pickens	235,000	100,000	43,750	143,750	378,750

(1)	Represents awards of RSUs valued on the date of grant. The RSUs will ratably convert into an equivalent number of shares of our common stock over a four-year period on each grant date anniversary.

For 2012, after evaluating the company’s performance and the impact of our executive officers on that performance, the shares available for grant, and each executive’s overall compensation, the compensation committee approved the annual incentive awards and the long-term incentive awards reflected above in February 2013. These awards for 2012 represented increases from those awards for 2011 in recognition of the company’s accomplishments in 2012 and the subjective assessment of the individual performance of each executive officer. The committee noted the following accomplishments in 2012 and the key roles of each of Mr. Armstrong and Ms. Pickens in those accomplishments:

•	The strong financial and operational performance of the W Austin Hotel and Residences Project

•	The hotel exceeded budget expectations and finished the year with revenue less operating costs of $8.8 million based on revenue per available room of $232.

•	The company sold 40 condominium units totaling $38 million in sales during 2012.

•

The Austin City Limits-Live (ACL-Live), the music component of the project, hosted 193 events in 2012, generating revenue of $12.9 million, which exceeded budget, and $1.7 million of revenue less operating costs.

•	The music venue was also nominated again for “Theater of the Year of 2012” by Pollstar Magazine.

•	The Parkside Village project provided 37 percent of the company’s commercial leasing revenues during 2012.

•	Improved sales of developed and undeveloped property in 2012

•	Closed sale of 7500 Rialto in February 2012 for $27 million and a $5 million recognized gain

•	Sold eight tracts comprising 154 acres in Lantana in August 2012 for $15.8 million, resulting in a $4.3 million gain

•	Sold 24 individual lots in Barton Creek in 2012 for an aggregate $8 million

•	The Crestview Partnership contracted to sell remaining residential land in phases, totaling $15.8 million with the initial $3.8 million phase closing in April 2012 and next phase on schedule.

•	Successfully completed several financing activities

•	Issued 625,000 shares of Stratus common stock to Moffett Holdings for $5 million in March 2012

•	Modified the FAAM unsecured loans in September 2012, reducing the interest rate from 8.75% to 7.25% and extending maturities of the five loans totaling $23 million

•	Renewed the Comerica credit facility in December 2012

In considering how to vote on this proposal, we encourage you to review the compensation tables and the narrative discussion following the compensation tables regarding our executive compensation program, as well as the discussion included in this proposal, as the tables and discussions demonstrate how we implement our executive compensation philosophy.

Although this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our board and our compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote on this proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, as to their preference on how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. Accordingly, we are asking our stockholders to indicate, on a non-binding, advisory basis, whether they would prefer an advisory vote on the compensation of our named executive officers to occur every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our board recommends that we hold an advisory vote on the compensation of our named executive officers every year. In formulating its recommendation, our board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. Our board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Our board and the compensation committee will carefully consider the outcome of the vote when making future decisions on the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, our board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency that has been selected by our stockholders.

Vote Required to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board. Because this advisory vote has three possible substantive responses (every one year, every two years, or every three years), we will consider stockholders to have “approved” the frequency selected by a plurality of the shares voted. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

Audit Committee Report

The audit committee is currently composed of four directors, Michael D. Madden, Chairman, William H. Lenehan IV, James C. Leslie and Charles W. Porter, all of whom are independent, as defined by SEC rules and in the listing standards of NASDAQ. In addition, the board has determined that each of Messrs. Lenehan, Leslie, Madden and Porter qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and effectiveness of its system of financial reporting and internal controls,

(2) the operation and integrity of the system of financial reporting and the integrity of the financial statements, (3) the company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the company’s independent registered public accounting firm, (5) the performance of the company’s independent registered public accounting firm and internal audit firm and (6) any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC with respect to a director or executive officer.

We oversee the company’s financial reporting process on behalf of the board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During 2012 management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management, the internal auditor and BKM Sowan Horan, LLP (“BKM”), the company’s independent registered public accounting firm, management’s report on internal control over financial reporting and BKM’s report on their audit of the company’s internal control over financial reporting as of December 31, 2012, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2012.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2012, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2012. We have reviewed and discussed the company’s audited financial statements for the year 2012 with management and BKM. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and BKM provided an opinion to the same effect.

We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with BKM their independence from the company and management. We have also discussed with BKM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, we have discussed with BKM the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2012, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. BKM also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year ended December 31, 2012.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditor. In March 2012, in accordance with our charter, our committee appointed Holtzman Partners, LLP (formerly, Holtzman Moellenberg Panozzo & Perkins, LLP) as the company’s internal auditor for 2012.

Dated: April 15, 2013

Michael D. Madden, Chairman	William H. Lenehan IV	James C. Leslie	Charles W. Porter

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed for professional services rendered by BKM in 2012 and 2011:

	2012	2011
Audit Fees	$170,000	$173,000
Audit-Related Fees (1)	—	180,000
Tax Fees	—	—
All Other Fees	—	—

(1)	Relates to services rendered in connection with the audit of the construction costs of the W Austin Hotel & Residences project.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the chairman of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the chairman during any fiscal quarter does not exceed $30,000.

At each regularly scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the chairman since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee. During 2012, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 4: Ratification of the Appointment of our Independent Registered Public Accounting Firm

In March 2013, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2013. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of BKM as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2013. If the stockholders do not ratify the appointment of BKM, our audit committee will reconsider this appointment. Representatives of BKM are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 5: Adoption of the 2013 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders adopt, the 2013 Stock Incentive Plan (“the Plan”), which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Reasons for the Proposal

We believe that our growth depends significantly upon the efforts of our officers, employees, directors and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company.

We currently grant annual long-term incentive awards to our executives and key employees under our 2010 Stock Incentive Plan. In addition, there are 2,500 shares of our common stock available for grant to our non-employee directors under our director plan in the form of stock options, although this plan is no longer being used. The following chart provides data on the total awards made under our long-term incentive program since 2010:

Fiscal Year	Employee – Restricted Stock Units	Director – Stock Options Granted	Director – Restricted Stock Units	Total Shares Awarded
2010	16,000	7,500	—	23,500
2011	37,000	7,500	—	44,500
2012	32,500	—	8,000	40,500

In February 2013, the compensation committee granted equity awards to employees, including 37,000 restricted stock units to our executive officers; thus, there are less than 17,000 shares remaining available for future grant to our officers, employees and non-employee directors under the 2010 Stock Incentive Plan. In addition, following the anticipated annual grant of restricted stock units to our non-employee directors in September 2013, there will be less than 9,000 shares remaining available for future grant under the 2010 Stock Incentive Plan.

Although the number of shares required for each annual grant varies based on a number of factors, including our stock price at the time of grant, the size of individual grants awarded by our compensation committee and the number of participants in the program, we do not believe that we have sufficient shares available for our long-term incentive annual grants to our executive officers and other key employees and non-employee directors for 2014 and beyond. We believe that adoption of a new plan is necessary to provide us with the continued ability to attract, retain, and motivate key personnel in a manner tied to the best interests of stockholders. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately three years.

With stockholder approval of the Plan, the overall dilution of our equity-based plans would be approximately 2.9% of our fully-diluted shares of common stock outstanding (assuming exercise of all outstanding options and vesting of all outstanding restricted stock units).

If the Plan is not approved by the stockholders, the company may be required to increase significantly the cash component of our executive and director compensation programs in order to remain competitive and adequately compensate our employees and directors. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business. So that we may continue to motivate and reward our key personnel and directors with stock-based awards at appropriate levels, our board believes it is important that we establish a new equity-based plan at this time.

Best Practice Provisions in the Plan

The Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•	the exercise price and base price of stock options and stock appreciation rights, respectively, may not be less than the fair market value of a share of stock on the date of grant;

•	the Plan prohibits the repricing of any stock option or stock appreciation right without stockholder approval;

•

shares of common stock delivered or withheld in payment of the exercise price of a stock option or delivered or withheld to satisfy tax obligations in respect of an incentive may not be re-issued under the Plan;

•	full value awards (restricted stock, restricted stock units, and other stock-based awards) to participants who are not non-employee directors must comply with certain minimum vesting conditions;

•	the Plan limits the number of shares subject to awards that may be granted to a participant, including non-employee directors, each year;

•

awards under the Plan are expressly subject to recovery if the company’s financial statements are restated within a three-year period following payout of the incentive and the participant is determined to be responsible, in whole or in part, for the reason for the restatement, or if the award is subject to any policy the company adopts pursuant to SEC or NASDAQ requirements;

•	if stock appreciation rights are paid in stock, each right paid is counted as a whole share used;

•	material amendments of the Plan require stockholder approval; and

•	awards under the Plan are administered by the compensation committee, an independent committee of our board.

In addition, we have adopted minimum stock ownership guidelines for our directors and executive officers that also help align the interests of our directors and executive officers with those of our stockholders.

Summary of the 2013 Stock Incentive Plan

Administration

The compensation committee of our board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

Eligible Participants

The following persons are eligible to participate in the Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisors who provide services to us or a subsidiary;

•	any person who has agreed in writing to become an eligible participant within 30 days; and

•	non-employee directors.

A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the compensation committee. The compensation committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the compensation committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. The number of employees, consultants and executive, management and legal service providers eligible to receive awards under the Plan is approximately 37 persons, consisting of two executive officers and 35 employees of our company. In addition, we currently have four non-employee directors eligible to receive awards under the Plan.

Awards to Non-Employee Directors

Under the Plan, the compensation committee has discretion to make equity-based grants to our non-employee directors as it deems appropriate. Under our current program, each non-employee director also receives equity-based compensation under our stock incentive plans. Since the 2012 annual grant, we have delivered the equity component of our non-employee director compensation in the form of restricted stock units. If the Plan is approved, these annual grants will be made from the Plan beginning in 2014. The Plan also permits shares to be issued to non-employee directors pursuant to elections to receive common stock in lieu of cash compensation, if the company were to offer such a program in the future.

Number of Shares

The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 180,000, or as of April 12, 2013, approximately 2.2% of our fully diluted outstanding common stock (assuming exercise of all outstanding options and vesting of all outstanding restricted stock units).

Awards that may be paid only in cash will not be counted against this share limit. No individual may receive in any year awards under this Plan that relate to more than 50,000 shares of our common stock except that non-employee directors may not receive in any year awards under this Plan that relate to more than 20,000 shares of our common stock. Further, the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year shall be $750,000.

Shares subject to awards that are forfeited, canceled or settled in cash will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. With respect to stock appreciation rights paid in shares, all shares to which the awards relate are counted against the Plan limits rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the Plan. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 180,000 shares. The shares to be delivered under this Plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this Plan, shares of our common stock issuable under this Plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

On April 12, 2013, the closing price on NASDAQ of a share of our common stock was $ 15.89.

Types of Awards

Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, each of which is described below, may be granted under the Plan in the discretion of the compensation committee.

Stock Options and Stock Appreciation Rights. Stock options granted under this Plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.

The compensation committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the compensation committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The compensation committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. The Plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.

The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the compensation committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance; or

•	in any other manner authorized by the compensation committee.

Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The compensation committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

Restricted Stock. The compensation committee may grant shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the compensation committee may designate in an agreement with the participant. Except for restricted stock granted to non-employee directors, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including voting rights and dividend rights if provided for in the agreement.

Restricted Stock Units and Other Stock-Based Awards. The compensation committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (“other stock-based awards”). The compensation committee has discretion to determine the participants to whom restricted stock units or other stock-based awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. Except for restricted stock units and other stock-based awards granted to non-employee directors, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the other stock-based awards will be subject to the rules and regulations that the compensation committee determines, and may include the right to receive currently or on a deferred basis dividends or dividend equivalents.

Performance-Based Compensation under Section 162(m)

Stock options and stock appreciation rights, if granted in accordance with the terms of the Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m), the compensation committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The compensation committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The compensation committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow or increase in our revenues or the revenues of one of our divisions or subsidiaries. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an other stock-based award is intended to qualify as performance-based compensation under Section 162(m), the compensation committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the compensation committee may provide that all or a portion of the stock options, restricted stock, restricted stock units and other stock-based awards will automatically vest.

The compensation committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Plan.

Adjustments

If the compensation committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the Plan, then the compensation committee shall:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this Plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices, and

•	the grant or exercise price of an award; and

•	if appropriate, provide for the payment of cash to a participant.

The compensation committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination

The Plan may be amended or terminated at any time by our board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this Plan;

•	increase the number of shares of our common stock that may be issued under this Plan;

•	materially expand the classes of persons eligible to participate in this Plan;

•	expand the types of awards available under the Plan;

•	materially extend the terms of the Plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.

Unless terminated sooner, no awards will be made under the Plan after May 23, 2023.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options

A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a nonqualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of an incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (“the holding periods”). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a nonqualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock

Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units

A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights

Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, subject to any applicable limitations under Section 162(m).

Other Stock-Based Awards

Generally, a participant who is granted an other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, subject to any applicable limitations under Section 162(m).

Section 409A

If any award constitutes nonqualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change in Control

If, upon a change in control of our company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state, local or employment tax consequences.

Payment of Withholding Taxes

We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Equity Compensation Plan Information

The following table presents information as of December 31, 2012, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. All of our outstanding equity compensation plans were previously approved by our stockholders, and only two of these plans had shares available for grant as of December 31, 2012: the 2010 Stock Incentive Plan and the 1996 Stock Option Plan for Non-Employee Directors.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	175,000	(1)	$17.45	59,375(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	175,000	(1)	—	59,375(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the vesting of 83,000 restricted stock units. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2012, there were 56,875 shares remaining available for future issuance to Stratus employees and non-employee directors under the 2010 Stock Incentive Plan, all of which could be issued pursuant to awards of stock options, stock appreciation rights, restricted stock, restricted stock units or “other stock-based awards.” There were 2,500 shares remaining available for future issuance of stock options to our non-employee directors under the 1996 Stock Option Plan for Non-Employee Directors.

In February 2013, the compensation committee granted equity awards to employees, including 37,000 restricted stock units to our executive officers; thus, there are less than 17,000 shares remaining available for future grant to our officers, employees and non-employee directors under the 2010 Stock Incentive Plan. In addition, following the anticipated annual grant of restricted stock units to our non-employee directors in September 2013, there will be less than 9,000 shares remaining available for future grant under the 2010 Stock Incentive Plan.

Awards to Be Granted

Grants of awards under the Plan will be made in the future by the compensation committee as it deems appropriate. See “Reasons for the Proposal” for a summary of our equity award practices during the last few years.

Vote Required to Adopt the 2013 Stock Incentive Plan

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2013 STOCK INCENTIVE PLAN.

Certain Transactions

MHLLC Transaction

On March 15, 2012, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which we sold to MHLLC 625,000 shares of our common stock for an aggregate purchase price of $5.0 million, or $8.00 per share. As of the record date, MHLLC owned approximately 7.7% of our outstanding common stock.

In connection with the issuance and sale of the shares of our common stock, we entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, the size of our board of directors was increased from four to five members and MHLLC was granted the right to designate one individual to serve on our board of directors as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our common stock. Charles W. Porter was appointed to our board in 2012, and is nominated for the 2013 annual meeting, as the designated director of MHLLC pursuant to the Investor Rights Agreement.

Also under the Investor Rights Agreement, MHLLC and its affiliates are limited or prohibited from, among other things, (1) acquiring an additional amount of our securities if the acquisition would result in MHLLC and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of our common stock; (2) commencing any tender offer or exchange for any of our securities; (3) making or proposing a merger or acquisition involving the company; (4) calling a meeting or initiating any stockholder proposal; (5) soliciting proxies or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with regard to the company. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by MHLLC has served on our board for the preceding six months and (2) the date that MHLLC and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of our common stock.

Subject to the terms and conditions of the Investor Rights Agreement, we also granted MHLLC certain registration rights with respect to the shares of our common stock acquired pursuant to the Purchase Agreement. The Investor Rights Agreement provides that upon the written request of MHLLC at any time on or after the six-month anniversary of the date of the Investor Rights Agreement, we shall, within sixty days of our receipt of such notice, (1) prepare and file with the SEC a shelf registration statement with respect to the shares of our common stock issued and sold to MHLLC under the Purchase Agreement (the “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions and (2) use our commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while MHLLC holds Registrable Securities.

Joint Venture with MHLLC

On February 28, 2011, we entered into a joint venture with MHLLC for the development of Parkside Village, a 89,641-square-foot retail project in the Circle C community. The project consists of a 33,650-square-foot full-service movie theater and restaurant, a 13,890-square-foot medical clinic and five other retail buildings, including a 14,926-square-foot building, a 10,175-square-foot building, a 7,500-square-foot building, a 4,500-square-foot building and a stand-alone 5,000-square-foot building.

The company’s initial capital contributions to the joint venture totaled $3.1 million, which consisted of a 23.03 acre tract of land located in Austin, Texas, the related property and development agreements for the land and other project costs incurred by the company before February 28, 2011. MHLLC made initial capital contributions to the joint venture totaling $1.0 million and made additional capital contributions of $2.8 million to fund the development of the project. As of December 31, 2012, capital contributions totaled $3.1 million for the company and $3.8 million for MHLLC. The joint venture has a construction loan with Comerica Bank to finance the development of Parkside Village.

The company is the manager of the joint venture, and after the partners are repaid their original capital contributions and a preferred return on those contributions, the company will receive 80 percent of any distributions and MHLLC will receive 20 percent. As the manager of the joint venture with a majority of the voting and profit interest (80 percent), the company consolidates this joint venture in its financial statements.

ANNEX A

STRATUS PROPERTIES INC.

2013 STOCK INCENTIVE PLAN

SECTION 1

Purpose. The purpose of the Stratus Properties Inc. 2013 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (i) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (ii) strengthen the mutuality of interests among such persons and the Company’s stockholders.

SECTION 2

Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract, or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” refers to the Compensation Committee of the Board.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Company” shall mean Stratus Properties Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) Outside Directors; (iv) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; (v) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause (iv) hereof who provides services to the Company or a Subsidiary through such arrangement; and (vi) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii), (iv) or (v) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include non-voting advisory directors to the Board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

SECTION 3

(a) Administration. The Plan shall generally be administered by the Corporate Personnel Committee. Members of the Committee shall qualify as “non-employee directors” under Rule 16b-3 under the 1934 Act.

(b) Authority. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Effect of Committee’s Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

(d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(d) shall be equal to the fair market value of the underlying Shares on the date of grant.

SECTION 4

Eligibility. The Committee, in accordance with Section 3(a), may grant an Award under the Plan to any Eligible Individual.

SECTION 5

(a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 180,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 180,000.

(C) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(D) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. If Shares are delivered or withheld in payment of an Option or delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock may not again be granted under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(E) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one Participant in any calendar year shall be $750,000.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limits. Except with respect to awards to Outside Directors, the maximum number of Shares that may be covered by Awards, including Options and Stock Appreciation Rights, granted under the Plan to any Participant during a calendar year shall be 50,000 Shares, and the maximum number of Shares that may be covered by Awards granted under the Plan to Outside Directors during a calendar year shall be 20,000. The foregoing provision shall be construed in a manner consistent with Section 162(m).

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company’s annual incentive plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of

Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required by Section 162(m).

SECTION 6

(a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option, and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

(b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) as of the effective date of such exercise; (iii) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of shares of Common Stock with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the shares of Common Stock subject to the Option; or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

SECTION 7

(a) Stock Appreciation Rights. A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

(c) Committee Discretion to Determine Form of Payment. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares, or a combination of cash and Shares.

SECTION 8

(a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except with respect to Awards of Restricted Stock to Outside Directors, a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2013 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

(e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

(f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered or book or electronic entry evidencing ownership shall be provided, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9

(a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest. Each Award of Restricted Stock may have a different vesting period. Except with respect to Awards of Restricted Stock Units to Outside Directors, a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.

SECTION 10

(a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in

Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) Outside Directors. If the Company permits Outside Directors to elect to receive some or all of their cash compensation in the form of Common Stock, then the Shares issued pursuant to any such elections shall be considered “Other Stock-Based Awards” issued under the terms of this Plan.

(c) The Vesting Period. At the time that an Other Stock-Based Award is granted, the Committee shall establish a period of time during which the Award shall vest. Each Award may have a different vesting period. Except with respect to Other Stock-Based Awards granted to Outside Directors, a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(d) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 8 and 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

SECTION 11

(a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (A) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (B) materially increase the benefits accruing to Participants under the Plan, (C) materially expand the classes of persons eligible to participate in the Plan, (D) expand the types of Awards available for grant under the Plan, (E) materially extend the term of the Plan, (F) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (G) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment, or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

SECTION 12

(a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

(b) Withholding. A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability.

(i) No Awards granted hereunder may be sold, transferred, pledged, assigned, or otherwise encumbered by a Participant except:

(A) by will;

(B) by the laws of descent and distribution;

(C) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(D) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (1) to Immediate Family Members, (2) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (3) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (4) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company, or trust described in (2), (3) or (4) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.

(ii) To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

(d) Share Certificates. Any certificates or book or electronic entry ownership evidence for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.

(l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

(m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(n) Recovery Policy. Each Award Agreement shall contain a provision permitting the Company to recover any Award granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Award and the Participant is determined to be responsible, in whole or in part, for the restatement, or (ii) the Award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

SECTION 13

Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan after May 23, 2023, which is ten years after the date the Plan was last approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

STRATUS PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Stockholders to be held on May 23, 2013

The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2013, at 9:30 a.m., Central Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the meeting.

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this proxy card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1, 2, 4 and 5 and EVERY YEAR for Item 3.

			FOR	WITHHOLD		EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
Item 1 –	Election of the two Class III director nominees. Nominees are: William H. Armstrong III Charles W. Porter		☐	☐	Item 3 –	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

							FOR	AGAINST	ABSTAIN
FOR, except withhold vote from following nominee:					Item 4 –	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item 2 –	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
							FOR	AGAINST	ABSTAIN
					Item 5 –	Adoption of the 2013 Stock Incentive Plan.	☐	☐	☐

Signature(s)	Dated:	,	2013

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1, 2, 4 and 5 and EVERY YEAR for Item 3.

▲ FOLD AND DETACH HERE ▲

STRATUS PROPERTIES INC. OFFERS STOCKHOLDERS OF RECORD

TWO WAYS TO SUBMIT YOUR VOTING INSTRUCTIONS

Your Internet submission of voting instructions authorizes the named proxies to vote your shares of common stock in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of submitting your voting instructions, 24 hours a day, 7 days a week.

SUBMITTING VOTING INSTRUCTIONS

BY INTERNET

Visit http://www.ivselection.com/stratus13. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m., Central Time, on May 23, 2013.

SUBMITTING VOTING INSTRUCTIONS

BY MAIL

Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Kenneth N. Jones, General Counsel and Secretary, Stratus Properties Inc., P.O. Box 17149, Wilmington, Delaware 19885-9810. If you are submitting voting instructions by Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013.

This proxy statement and the 2012 Annual Report are available at http://www.edocumentview.com/STRS.